Exhibit 99.1
News Release

CONTACT: Michael Berman	FOR IMMEDIATE RELEASE
(312) 279-1496	April 19, 2010
ELS REPORTS FIRST QUARTER RESULTS
Stable Core Performance
          CHICAGO, IL — April 19, 2010 — Equity LifeStyle Properties, Inc. (NYSE: ELS) (the “Company”) today announced results for the quarter ended March 31, 2010.
a)	Financial Results
              For the first quarter 2010, Funds From Operations (“FFO”) were $37.4 million, or $1.05 per share on a fully-diluted basis, compared to $37.9 million, or $1.24 per share on a fully-diluted basis for the same period in 2009. Net income available to common stockholders totaled $15.1 million, or $0.49 per share on a fully-diluted basis for the quarter ended March 31, 2010. This compares to net income available to common stockholders of $13.6 million, or $0.54 per share on a fully-diluted basis for the same period in 2009. See the attachment to this press release for reconciliation of FFO and FFO per share to net income available to common shares and net income per common share, respectively, the most directly comparable GAAP measure.
b)	Portfolio Performance
              First quarter 2010 property operating revenues were $127.4 million, compared to $124.4 million in the first quarter of 2009. For the quarter ended March 31, 2010, our Core property operating revenues increased approximately 1.2 percent and Core property operating expenses increased approximately 2.1 percent, resulting in an increase of approximately 0.4 percent to income from Core property operations over the quarter ended March 31, 2009. See the attachment to this press release for a reconciliation of income from property operations.
              For the quarter ended March 31, 2010, the Company had 18 new home sales (including seven third-party dealer sales), which represents a 10.0 percent decrease as compared to the quarter ended March 31, 2009. Gross revenues from home sales were $1.0 million for the quarter ended March 31, 2010, compared to $1.2 million for the quarter ended March 31, 2009.
c)	Balance Sheet
              Our average long-term secured debt balance was approximately $1.5 billion in the quarter, with a weighted average interest rate, including amortization, of approximately 6.10 percent per annum. Interest coverage was approximately 2.9 times in the quarter ended March 31, 2010. Our unsecured lines of credit currently have an availability of $370 million, expiring on June 30, 2010 and a one-year extension option. The one-year extension fee is 0.15 percent.
              During the quarter ended March 31, 2010, the Company closed an approximately $12.0 million financing on one manufactured home community with an interest rate of 5.99 percent per annum, maturing in

2020. The Company also paid off two maturing mortgages totaling approximately $7.1 million, with a weighted average interest rate of 8.53 percent per annum.
              During April 2010, the Company closed on approximately $49.7 million of financing on two manufactured home communities at a weighted average interest rate of 7.14 percent per annum, maturing in 10 years. The Company also paid off seven maturing mortgages totaling approximately $94.1 million, with a weighted average interest rate of 7.84 percent per annum. The Company has locked rate on approximately $15.0 million of financing on one resort property at a stated interest rate of 6.50 percent per annum, maturing in 10 years. There can be no assurance if such financing will occur or as to the timing and terms of our anticipated financing.
d)	Guidance
              Guidance for 2010 FFO per share, on a fully-diluted basis, is projected to be in the range of $3.39 to $3.59 for the year ending December 31, 2010 and in the range of $0.61 to $0.71 for the quarter ending June 30, 2010.
              The Company’s guidance ranges acknowledge the existence of volatile economic conditions, which may impact our current guidance assumptions. Factors impacting 2010 guidance include i) the mix of site usage within the portfolio; ii) yield management on our short-term resort sites; iii) scheduled or implemented rate increases on community and resort sites; iv) scheduled or implemented rate increases of annual payments under right-to-use contracts, v) occupancy changes; and vi) our ability to retain and attract customers renewing or purchasing right-to-use contracts. Results for 2010 also may be impacted by, among other things i) continued competitive housing options and new home sales initiatives impacting occupancy levels at certain properties; ii) variability in income from home sales operations, including anticipated expansion projects; iii) potential effects of uncontrollable factors such as environmental remediation costs and hurricanes; iv) potential acquisitions, investments and dispositions; v) mortgage debt maturing during 2010; vi) changes in interest rates; and vii) continued initiatives regarding rent control legislation in California and related legal fees. Quarter-to-quarter results during the year are impacted by the seasonality at certain of the properties.
              Equity LifeStyle Properties, Inc. owns or has an interest in 303 quality properties in 26 states and British Columbia consisting of 110,411 sites. The Company is a self-administered, self-managed, real estate investment trust (REIT) with headquarters in Chicago.
              A live webcast of Equity LifeStyle Properties, Inc.’s conference call discussing these results will be available via the Company’s website in the Investor Info section at www.equitylifestyle.com at 10:00 a.m. Central time on April 20, 2010.
              This news release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:
•	our ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and our success in acquiring new customers at our Properties (including those recently acquired);

•	our ability to maintain historical rental rates and occupancy with respect to Properties currently owned or that we may acquire;

•	our assumptions about rental and home sales markets;

•	in the age-qualified Properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•	results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single family housing and not manufactured housing;

•	the completion of future acquisitions, if any, and timing with respect thereto and the effective integration and successful realization of cost savings;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional common stock;

•	the effect of accounting for the sale of agreements to customers representing a right-to-use the Properties under the Codification Topic “Revenue Recognition;“and

•	other risks indicated from time to time in our filings with the Securities and Exchange Commission.
     These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.
     Tables follow:

Equity LifeStyle Properties, Inc.
Selected Financial Data
(Unaudited)
(Amounts in thousands except for per share data)

	Quarters Ended
	March 31,
	2010	2009
Community base rental income	$64,422	$63,184
Resort base rental income	36,945	35,458
Right-to-use annual payments	12,185	12,895
Right-to-use contracts current period, gross	4,937	5,577
Right-to-use contracts, deferred, net of prior period amortization	(3,948)	(5,163)
Utility and other income	12,889	12,404

Property operating revenues	127,430	124,355
Gross revenues from home sales	1,047	1,211
Brokered resale revenues, net	239	186
Ancillary services revenues, net	1,063	1,156
Interest income	1,192	1,383
Income from other investments, net	1,177	2,523

Total revenues	132,148	130,814

Property operating and maintenance	43,454	42,004
Real estate taxes	8,314	8,456
Sales and marketing, gross	3,263	3,072
Sales and marketing, deferred commissions, net	(1,412)	(1,493)
Property management	8,740	8,704

Property operating expenses (exclusive of depreciation shown separately below)	62,359	60,743
Cost of home sales	1,159	2,117
Home selling expenses	477	1,072
General and administrative	5,676	6,157
Rent control initiatives	714	146
Interest and related amortization	23,767	24,550
Depreciation on corporate assets	210	168
Depreciation on real estate assets	16,923	17,399

Total expenses	111,285	112,352

Income before equity in income of unconsolidated joint ventures	20,863	18,462

Equity in income of unconsolidated joint ventures	841	1,903

Consolidated income from continuing operations	21,704	20,365

Discontinued Operations:
Discontinued operations	—	126
Loss on discontinued real estate	(177)	(20)

(Loss) Income from discontinued operations	(177)	106

Consolidated net income	21,527	20,471
Income allocated to non-controlling interests:
Common OP Units	(2,432)	(2,794)
Perpetual Preferred OP Units	(4,031)	(4,033)

Net income available for Common Shares	$15,064	$13,644

Net income per Common Share – Basic	$0.50	$0.55
Net income per Common Share – Fully Diluted	$0.49	$0.54

Average Common Shares – Basic	30,304	24,945
Average Common Shares and OP Units – Basic	35,217	30,206
Average Common Shares and OP Units – Fully Diluted	35,500	30,523

Equity LifeStyle Properties, Inc.
(Unaudited)

	Quarters Ended
Reconciliation of Net Income to FFO and FAD	March 31,
(amounts in 000s, except for per share data)	2010	2009
Computation of funds from operations:
Net income	$15,064	$13,644
Income allocated to common OP Units	2,432	2,794
Right-to-use contract sales, deferred, net (1)	3,948	5,163
Right-to-use contract commissions, deferred, net (2)	(1,412)	(1,493)
Depreciation on real estate assets and other	16,923	17,399
Depreciation on unconsolidated joint ventures	305	326
Loss on real estate	177	20

Funds from operations (FFO)	$37,437	$37,853

Non-revenue producing improvements to real estate	(5,064)	(3,599)

Funds available for distribution (FAD)	$32,373	$34,254

FFO per Common Share – Basic	$1.06	$1.25
FFO per Common Share – Fully Diluted	$1.05	$1.24
FAD per Common Share – Basic	$0.92	$1.13
FAD per Common Share – Fully Diluted	$0.91	$1.12

(1)	The Company is required by GAAP to defer recognition of the non-refundable upfront payments from the sale of right-to-use contracts over the estimated customer life. The customer life is currently estimated to range from one to 31 years and is determined based upon historical attrition rates provided to the Company by Privileged Access. The amount shown represents the deferral of a substantial portion of current period contract sales, offset by the amortization of prior period sales.

(2)	The Company is required by GAAP to defer recognition of the commission paid related to the sale of right-to-use contracts. The deferred commissions will be amortized on the same method as the related non-refundable upfront payments from the sale of right-to-use contracts. The amount shown represents the deferral of a substantial portion of current period contract commissions, offset by the amortization of prior period commissions.
Income from Property Operations Detail
(Amounts in thousands)

	Consolidated
	Quarters Ended
	March 31,	March 31,
	2010	2009
Community base rental income	$64,422	$63,184
Resort base rental income	36,945	35,458
Right-to-use annual payments	12,185	12,895
Right-to-use contracts current period, gross	4,937	5,577
Utility and other income	12,889	12,404

Property operating revenues, excluding deferrals	131,378	129,518

Property operating and maintenance	43,454	42,004
Real estate taxes	8,314	8,456
Sales and marketing, gross	3,263	3,072

Property operating expenses, excluding deferrals	55,031	53,532

Income from property operations, excluding deferrals and Property management	76,347	75,986

Right-to-use contract sales deferred, net	(3,948)	(5,163)
Right-to-use contract commissions deferred net	1,412	1,493

Income from property operations, excluding Property management	73,811	72,316

Property management	8,740	8,704

Income from property operations	$65,071	$63,612

Equity LifeStyle Properties, Inc.
(Unaudited)

	As Of	As Of
	March 31,	December 31,
Total Common Shares and OP Units Outstanding:	2010	2009
Total Common Shares Outstanding	30,456,981	30,350,745
Total Common OP Units Outstanding	4,912,543	4,914,040

Selected Balance Sheet Data:	March 31,	December 31,
	2010	2009
	(amounts in 000s)	(amounts in 000s)
Net investment in real estate	$1,896,603	$1,908,447
Cash and cash equivalents	$172,307	$145,128
Total assets	$2,182,558	$2,166,319

Mortgage notes payable	$1,543,722	$1,547,901
Unsecured lines of credit	$—	$—
Total liabilities	$1,720,270	$1,711,892
Perpetual Preferred OP Units	$200,000	$200,000
Total equity	$262,288	$254,427
Summary of Total Sites as of March 31, 2010:

Sites
Community sites	44,200
Resort sites:
Annuals	20,600
Seasonal	8,900
Transient	9,300
Membership (1)	24,300
Joint Ventures (2)	3,100

110,400

(1)	Sites primarily utilized by approximately 108,000 members.

(2)	Joint Venture income is included in Equity in income from unconsolidated joint ventures.

Equity LifeStyle Properties, Inc.
(Unaudited)

	Quarters Ended
Manufactured Home Site Figures and	March 31,	March 31,
Occupancy Averages: (1)	2010	2009
Total Sites	44,231	44,233
Occupied Sites	39,836	39,984
Occupancy %	90.1%	90.4%
Monthly Base Rent Per Site	$539.15	$526.89
Core (2) Monthly Base Rent Per Site	$539.06	$526.74

	Quarters Ended
	March 31,	March 31,
Home Sales:(1) (Dollar amounts in thousands)	2010	2009
New Home Sales Volume (3)	18	20
New Home Sales Gross Revenues	$424	$826

Used Home Sales Volume (4)	133	67
Used Home Sales Gross Revenues	$623	$385

Brokered Home Resale Volume	187	158
Brokered Home Resale Revenues, net	$239	$186

(1)	Results of continuing operations, excludes discontinued operations.

(2)	The Core Portfolio may change from time-to-time depending on acquisitions, dispositions and significant transactions or unique situations. The 2010 Core Portfolio includes all Properties acquired prior to December 31, 2008 and which have been owned and operated by the Company continuously since January 1, 2009. Core growth percentages exclude the impact of GAAP deferrals of membership sales and related commission.

(3)	The quarters ended March 31, 2010 and 2009 include seven and three third-party dealer sales, respectively.

(4)	The quarters ended March 31, 2010 and 2009 include one and zero third-party dealer sales, respectively.

Net Income and FFO per Common Share Guidance	Second Quarter 2010		Full Year 2010
on a fully diluted basis (unaudited):	Low	High	Low	High
Projected net income (1)	$0.05	$0.15	$1.16	$1.36
Projected depreciation	0.49	0.49	1.94	1.94
Projected net deferral of right-to-use sales and commissions	0.07	0.07	0.29	0.29

Projected FFO	$0.61	$0.71	$3.39	$3.59

(1)	Due to the uncertain timing and extent of right-to-use sales and the resulting deferrals, actual net income could differ materially from expected net income.
Non-GAAP Financial Measures
     Funds from Operations (“FFO”), is a non-GAAP financial measure. The Company believes that FFO, as defined by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), is generally an appropriate measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.
     We define FFO as net income, computed in accordance with GAAP, excluding gains or actual or estimated losses from sales of properties, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. The Company receives up-front non-refundable payments from the sale of right-to-use contracts. In accordance with GAAP, the upfront non-refundable payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of FFO does not address the treatment of nonrefundable right-to-use payments, the Company believes that it is appropriate to adjust for the impact of the deferral activity in our calculation of FFO. The Company believes that FFO is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that by excluding the effect of depreciation, amortization and gains or actual or estimated losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. The Company believes that the adjustment to FFO for the net revenue deferral of upfront non-refundable payments and expense deferral of right-to-use contract commissions also facilitates the comparison to other equity REITs. Investors should review FFO, along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. The Company computes FFO in accordance with our interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. Funds available for distribution (“FAD”) is a non-GAAP financial measure. FAD is defined as FFO less non-revenue producing capital expenditures. Investors should review FFO and FAD, along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. FFO and FAD do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.